UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2006

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Parkland Blvd. Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 12, 2006, the Company announced that Nickolas W. Vande Steeg will retire from his positions as President of the Company and a member of the Company’s Board of Directors effective December 31, 2006. Mr. Vande Steeg will continue to serve as the Company’s Chief Operating Officer until March 31, 2007. During that time, however, his operational responsibilities as Chief Operating Officer will be transitioned to Lee C. Banks and Thomas L. Williams as disclosed in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

(c) Donald E. Washkewicz, 56, Chairman of the Board and Chief Executive Officer of the Company, has been appointed to serve as the President of the Company effective January 1, 2007. Mr. Washkewicz has been Chairman of the Board of Directors of the Company since October 2004 and Chief Executive Officer of the Company since July 2001. He previously served as President of the Company from February 2000 to October 2004. Mr. Washkewicz is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

99.1	Press release issued by Parker-Hannifin Corporation, dated December 12, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By:	/s/ Thomas A. Piraino, Jr.
Thomas A. Piraino, Jr.
Vice President and Secretary

Date: December 14, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release issued by Parker-Hannifin Corporation, dated December 12, 2006.